UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 10, 2023

AGEAGLE AERIAL SYSTEMS INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8833 E. 34th Street North
Wichita, Kansas	66226
(Address of Principal Executive Offices)	(Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This amendment to the Form 8-K is being furnished for the purpose of clarifying and correcting the number of shares of common stock each share of Series F Preferred is convertible into, and the number of shares of common stock the Additional Warrants are exercisable into as disclosed in Item 3.02 to the Form 8-K filed on March 14, 2023. As previously reported, on March 9, 2023, AgEagle Aerial Systems Inc. (the “Company”) received an investor notice to purchase an additional 3,000 shares of Series F 5% Convertible Preferred, at the Stated Value of $1,000 per share (the “Additional Series F Convertible Preferred”) and associated common stock warrants (the “Additional Warrants”) pursuant to a Securities Purchase Agreement, dated June 26, 2022, (the “Agreement”) entered by the Company and certain institutional investor (the “Investor”). Each share of Additional Series F Convertible Preferred is convertible into 2,381 shares of the Company’s common stock per $1,000 Stated Value per share of Preferred Stock, at a conversion price of $0.42 per share. The Additional Warrants are exercisable to purchase up to 7,142,715 shares of common stock at the exercise price of $0.42 per share warrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 14, 2023

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer

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